SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 24, 2001



 Commission File           Exact name of registrant              IRS Employer
      Number             as specified in its charter          Identification No.
 ---------------    --------------------------------------    -----------------
     1-1910           BALTIMORE GAS AND ELECTRIC COMPANY          52-0280210




                                    Maryland
                       -----------------------------------
       (State or other jurisdiction of incorporation for each registrant)


        39 W. Lexington Street,   Baltimore, Maryland                 21201
   --------------------------------------------------------------- ----------
               (Address of principal executive offices)            (Zip Code)


       Registrants' telephone number, including area code: (410) 234-5000


                                 Not Applicable
   --------------------------------------------------------------- ----------
          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events
---------------------

On August 24, 2001, Baltimore Gas and Electric Company (BGE), a subsidiary of Constellation Energy Group, announced that it has executed contracts with Allegheny Energy Supply Company, LLC and Constellation Power Source (CPS) for wholesale electricity to supply its standard offer service customers for the final three years of its electric deregulation transition period. CPS is also a subsidiary of Constellation Energy Group.

The contracts will run from July 1, 2003 to June 30, 2006 and will provide BGE with electricity to serve those customers who have not elected to receive electricity from an alternative supplier. Under the terms of the contracts, CPS will provide 90% of BGE's electric supply needs and Allegheny Energy Supply will provide 10%.

The contracts were awarded following a competitive bidding process during which BGE contacted more than seventy electric suppliers and received offers from a number of suppliers. The Maryland Public Service Commission will review the results of the bidding process. The competitive bidding process is consistent with the 1999 electric restructuring law and settlement agreement approved by the Commission to institute deregulation and customer choice of electric supply in BGE's service territory.

Further information regarding the awards of the standard offer service is set forth in the press release included as an exhibit to this Current Report on Form 8-K.



ITEM 7.  Financial Statements and Exhibits
------------------------------------------


    (c)  Exhibit No. 99      Press Release of Baltimore Gas and Electric Company
                             issued on August 24, 2001.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             BALTIMORE GAS AND ELECTRIC COMPANY
                                             -----------------------------------
                                                        (Registrant)





Date: August 24, 2001                             /s/ Thomas F. Brady
      ---------------                     -----------------------------------
                                             Thomas F. Brady, on behalf of
                                          Baltimore Gas and Electric Company
                                            as Principal Financial Officer





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